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                                                                    EXHIBIT 3.2

                      HOMEPRIDE MORTGAGE AND FINANCE CORP.

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

     Section 1.1. Registered Office. The registered office shall be in the State of Delaware.

     Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 2.1. Time and Place. All meetings of the shareholders for the election of directors and for any other purpose shall be held at such time (except as otherwise provided by Section 2.2 of these Bylaws) and such place, either within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held in the fourth calendar month after the end of the corporation's fiscal year, or at such other date as the Board of Directors shall determine from time to time, and shall be held at such place and at such time of day as shall be determined by the Board of Directors form time to time. Directors shall be elected at each annual meeting and such other business shall be transacted as may properly come before the meeting.

     Section 2.3. Conduct of Meetings. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the Board of Directors, the chair shall be a Chairman of the Board as provided in Article V of these Bylaws. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to the shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.

     Section 2.4. Notice of Annual Meetings. Written notice of the annual meetings stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meetings, either personally or by mailing such notice to his last


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address as it appears on the books of the corporation, not less than ten nor more than sixty days before the date of the meetings, except that where a matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting. A day, for purposes of these Bylaws, shall be deemed to include Saturday, Sunday and all legal holidays.

     Section 2.5. Special Meetings. Special meetings of the shareholders may be called any two members of the Board of Directors, by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary at the written request of the shareholders holding and entitled to vote a majority of the shares of stock of the corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called and may state the date of such meeting, subject to the provisions of Section 2.6 of these Bylaws. If no date is specified, the president or secretary shall call the meeting not less than ten nor more than sixty days after such request is received.

     Section 2.6. Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, either personally or by mailing such notice to his last address as it appears on the books of the corporation, not less than ten nor more than sixty days before the date of the meeting, except that where a matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting.

     Section 2.7. Notice of Shareholder Proposal. The notices described above in
Section 2.4 and Section 2.6 shall include a notice of proposals from shareholders that are proper subjects for shareholder action and are intended to be presented by shareholders who have so notified the corporation in accordance with this Section 2.7. A shareholder may cause the corporation to include a notice of shareholder proposal in a notice described above in Section 2.4 and
Section 2.6 by giving timely written notice to the Secretary of the corporation at the principal executive offices of the corporation. To be timely, a proposed form of notice of shareholder proposal must be delivered or mailed and received by the Secretary of the corporation as follows: (i) with respect to an annual meeting of shareholders pursuant to Section 2.2, not less than 120 days prior to the date set for the annual meeting in accordance with Section 2.2; and (ii) with respect to a meeting which is a special meeting pursuant to Section 2.5, not less than five (5) business days after the earlier of (A) the announcement by the corporation of the intention to call a special meeting, or (B) if no such announcement is made, the date that notice of such meeting special meeting is given personally or is mailed by the corporation pursuant to Section 2.4 or
Section 2.6, in which event, the corporation shall promptly provide or mail a revised notice of such special meeting that includes the shareholder's proposal if it qualifies for inclusion therein as set forth in this Section 2.7. A shareholder's notice to the Secretary of the corporation shall set forth, as to each matter the shareholder proposes to bring before such meeting, (a) a brief description of


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the business to be brought before the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder(s) proposing the business, and (c) any material interest of such shareholder(s) in such business. All determinations under this Section 2.7 as to qualification, timeliness, and the like, shall be made by the Board of Directors, which determinations shall be conclusive. This Section 2.7 shall be of no force and effect during any time when the corporation has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor thereto).

     Section 2.8. Business of Special Meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice, unless all of the shareholders agree to do otherwise.

     Section 2.9. Quorum. Unless a greater or lesser quorum is required by the laws of the State of Delaware, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of a majority of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for the transaction of such item of business.

     Section 2.10. Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder's authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Delaware.

     Section 2.11. Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Certificate of Incorporation. Votes may be cast orally or in writing, but if more than 25 shareholders of record are entitled to vote, then votes shall be cast in writing signed by the shareholder or the shareholder's proxy. When an action, other than the election of directors, is to be taken by the vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Certificate of Incorporation or by the laws of the State of Delaware. Except as otherwise provided by the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

     Section 2.12. Written Consents. Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of


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votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

     Section 2.13. Inspection of Records by Shareholders. All books, records, and lists of shareholders of the Corporation shall be open to inspection and examination during normal business hours for all proper purposes by every shareholder of the Corporation or his or her duly authorized agent or attorney.

     Section 2.14. List of Shareholders. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list: shall be arranged alphabetically within each class and series, with the address of and the number of shares held by, each shareholder; shall be produced at the time and place of the meeting; shall be subject to inspection by any shareholder during the whole time of the meeting; and shall be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

     Section 2.15. Participation via Communications Equipment. A shareholder may participate in a meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Participation in a meeting in this manner constitutes presence in person at the meeting.

     Section 2.16. Adjourned Meeting of Shareholders. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new date entitled to notice as provided in these Bylaws.

                                   ARTICLE III

                                    DIRECTORS

     Section 3.1. Board of Directors. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.


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     Section 3.2. Number, Election and Tenure. Subject to Section 3.3, the
number of directors which shall constitute the whole board shall consist of three (3) directors. Thereafter, the number of directors shall be determined by resolution of the Board of Directors or by the shareholders at the annual meeting. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.5 of these Bylaws, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be shareholders.

     Section 3.3. Independent Director. At the time the Corporation first acquires any material amount of assets and all times thereafter, the Board of Directors of the Corporation shall include at least one Independent Director. To the fullest extent permitted by applicable law, including the General Corporation Law of the State of Delaware as in effect from time to time, the Independent Director's fiduciary duty in respect of any decision on any matters referred to in Section 3.18 shall be to the Corporation (including its creditors) rather than solely to the Corporation's shareholders. In furtherance of the foregoing, when voting on matters subject to the vote of the Board of Directors, including those matters specified in Section 3.18, notwithstanding that the Corporation is not then insolvent, the Independent Director shall take into account the interests of the creditors of the Corporation as well as the interests of the Corporation. The Independent Director may not be removed without the appointment of a successor Independent Director. For purposes of this Section 3.3, (a) "Independent" shall mean, when used with respect to any Person, a Person who (i) is in fact independent, (ii) does not have and has never had any direct financial interest or any material indirect financial interest in the Corporation or in any affiliate of the Corporation, and (iii) is not and has never been connected as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions with the Corporation, any affiliate of the Corporation or any Person with a material direct or indirect financial interest in the Corporation (other than an affiliate that does not directly or indirectly control the Corporation and is set up as a special purpose corporation whose business activities are substantially limited to the activities described in the Corporation's Certificate of Incorporation); (b) "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing; and (c) "affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     Section 3.4. Resignation and Removal. A director may resign by giving written notice thereof to the Corporation at its registered office. The resignation shall be effective upon its receipt by the Corporation or at such later date as shall be set forth in the notice of resignation. Except as otherwise provided in Section 3.3 of these Bylaws and the Certificate of Incorporation, a director or the entire Board of Directors may be removed with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.


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     Section 3.5. Vacancies. Except as otherwise provided in the Corporation's
Certificate of Incorporation, vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation; provided, however, if a vacancy in the Board of Directors of the Independent Director occurs by reason of death, resignation, removal, increase in the number of directors or otherwise, such vacancy shall be filled with a director who meets the requirements of an Independent Director as set forth in Section 3.3. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 3.6. Validation of Meeting Defectively Called or Noticed. The actions taken at any meeting of the Board of Directors, however called or noticed or wherever held, are as valid as if they had been taken at a duly called and noticed meeting if a quorum is present and if, either before or after the meeting each of the directors not present signs a waiver of notice or a consent to holding the meeting. All such waivers or consents shall be made part of the minutes of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where his or her attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.7. Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

     Section 3.8. Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.

     Section 3.9. Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, a Chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board. In the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. During the annual meeting, the Board of Directors shall elect officers, approve or ratify acts of officers, and determine salaries and bonuses for officers.


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     Section 3.10. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors.

     Section 3.11. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary upon the written request of any two directors.

     Section 3.12. Quorum and Voting. At all meetings of the board, a majority of the total number of the board or of the members of a committee thereof, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation; provided, however, if any action is taken pursuant to Section 3.18 of these Bylaws, a quorum shall only be present if the Independent Director is present. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.13. Written Consents. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are, filed with the minutes of proceedings of the board or committee.

     Section 3.14. Dissents. A director who is present at a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which the director is a member, at which any such action is taken is presumed to have concurred in the action unless the director files a written dissent with the Secretary of the Corporation within a reasonable time after the director has knowledge of the action.

     Section 3.15. Telephonic Participation. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


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     Section 3.16. Inspection of Records by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Corporation and of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by the director's agent or attorney, and the right of inspection includes the right to make extracts.

     Section 3.17. Notices. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Three (3) days' written notice shall be given for special meetings of the Board, and such notice shall state the time, place and purpose or purposes of the meeting.

     Section 3.18. Certain Actions. Notwithstanding any other provision of these Bylaws, the Corporation's Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the affirmative vote or consent of 100% of the members of the Board of Directors (including, in each case, the Independent Director), do any of the following:

          (a) Engage in any business or activity other than those set forth in Corporation's Certificate of Incorporation;

          (b) Incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (i) indebtedness arising from salaries, fees and expenses to its professional advisors and counsel, directors, officers and employees, (ii) indebtedness in respect of servicing fees (or similar fees relating to the processing and administration of the Receivables) incurred in the ordinary course of the Corporation's business pursuant to agreements with third parties or any affiliates acting as servicer of the Receivables or any portion thereof (or acting in a similar capacity relating to the processing and administration of the Receivables), (iii) other indebtedness not exceeding $10,500 at any one time outstanding, on account of incidentals or services supplied or furnished to the Corporation, and (iv) indebtedness incurred in connection with the Receivables in the ordinary course of the Corporation's business as set forth in the Corporation's Certificate of Incorporation;

          (c) Dissolve or liquidate, or take corporate action in furtherance of any such action;

          (d) Consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

               (i) the entity (if other than the Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of any State of the United States or the District of Columbia, expressly assumes the due and punctual payment or performance of any and all obligations of the Corporation, including those obligations of the Corporation under any


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          agreement or indenture, and has provisions substantially identical to the provisions of Article Third, Article Eighth, Article Fourteenth and Article Fifteenth of the Corporation's Certificate of Incorporation contained in its Certificate of Incorporation or Formation;

               (ii) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness; and

               (iii) such action shall be authorized by the affirmative vote of a majority of the stockholders of the Corporation entitled to vote thereon;

          (e) Institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or of a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

          (f) Delete, amend, supplement or otherwise modify any provision of the Corporation's Certificate of Incorporation; or

          (g) Increase or reclassify the capital stock of the Corporation or issue any additional shares of capital stock of the Corporation.

                            COMPENSATION OF DIRECTORS

     Section 3.19. Compensation. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

                                   ARTICLE IV

                                     NOTICES

     Section 4.1. Notices. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail (registered, certified or other first class mail, with postage pre-paid), overnight carrier, telecopy, telegram, computer transmission, radiogram, cablegram or other similar form of communication, addressed to any shareholder, director or committee member at his last address as it appears on the books of the corporation. The corporation shall have no duty to change the written address of any shareholder, director or committee member unless the secretary of the corporation receives written notice of such address change. Such notice shall be deemed to have been duly given when: (a) if physically delivered, at the time of delivery; (b) if telephonically transmitted by facsimile transmission, at the


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time of such transmission, if such transmission is confirmed by delivery by certified or registered United States Mail (with first class postage pre-paid) or guaranteed overnight delivery; (c) if transmitted via e-mail, at the time of such transmission, if such transmission is confirmed by delivery by certified or registered United States Mail (with first class postage pre-paid) or guaranteed overnight delivery; (d) if mailed with the United States postal service, when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service, with such mailing to be registered, certified or other first class mail, except as otherwise required by Delaware General Corporation Law or these Bylaws; or (e) if delivered by a third party providing delivery services in the ordinary course of business which guarantees delivery on the next business or next non-business day after deposit with such third party (e.g., via Federal Express), when so deposited with such third party.

     Section 4.2. Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram; cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Delaware. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

          (a) In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented.

          (b) In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

                                    ARTICLE V

                                    OFFICERS

     Section 5.1. Number. The Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged, or verified by one or more officers.

     Section 5.2. Term of Office, Resignation and Removal. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected


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or appointed and qualified, or until his resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. Section

     5.3. Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

     Section 5.4. Authority. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.

     Section 5.5. Chairman of the Board. The Chairman of the Board, if such office is filled, shall preside at all meetings of the shareholders (in accordance with Section 2.3 hereof) and of the Board of Directors at which the Chairman is present, and shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 5.6. President. The President shall be the chief executive officer of the corporation. The President shall see that all orders and resolutions of the Board are carried into effect and shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the corporation. In the absence or disability of the Chairman of the Board, or if that office has not been filled, the President also shall perform the duties and execute the powers of the Chairman of the Board as set forth in these Bylaws.

     Section 5.7. Vice Presidents. The Vice Presidents, in the order designated by the Board of Directors or, lacking such designation, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

     Section 5.8. Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

     Section 5.9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and


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

disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation is disapproved by the Board of Directors.

     Section 5.10. Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in the event that the Secretary is absent, disabled or otherwise unavailable. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in the event that the Treasurer is absent, disabled or otherwise unavailable. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors and/or the President may prescribe from time to time.

                                   ARTICLE VI

                              CERTIFICATE OF STOCK

     Section 6.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, or the president or a vice president and
(ii) by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 6.2. Consideration For Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money or other property, tangible or intangible, or in services performed or to be performed for the Corporation or for its benefit, or in its organization or reorganization. Where the consideration paid is future services or future payment, the subscriber shall have only those rights and privileges of a shareholder of the Corporation as the subscription agreement may provide.

     Section 6.3. Fractional Shares. The Corporation, with the approval of the Board of Directors, may issue certificates for fractions of a share where necessary to effect share transfers, share distributions, or a reclassification, merger, consolidation, or reorganization which shall entitle the holders, in proportion to their fractional holding, to exercise voting rights, receive dividends, and participate in liquidating distributions. As an alternative, the Corporation, with the approval of the Board of Directors, may pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined. As another alternative, the Corporation, with the approval of the Board of Directors, may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any right of a shareholder, except as therein provided. The scrip shall be issued subject to the


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

condition that it becomes void, if not exchanged for certificates representing full shares, before a specified date. The scrip may be subject to the condition that the share for which the scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of the scrip or subject to any other condition which the Board of Directors may determine. The Corporation may provide reasonable opportunity for persons entitled to fractions of a share or scrip to sell them or to purchase additional fractions of a share or scrip needed to acquire a full share.

     Section 6.4. Facsimile Signature. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 6.5. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 6.6. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.7. Fixing Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express written consent to the taking of corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6.8. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 7.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 7.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 7.3. Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 7.4. Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

     Section 7.5. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 7.6. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


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

     Section 7.7. Seal. The corporation may, but is not required to, have a seal in such form as the Board of Directors may determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.

     Section 7.8. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other Corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like power upon any other person or persons.

                                  ARTICLE VIII

                                BOOKS AND RECORDS

     Section 8.1. Maintenance of Books and Records. The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Delaware and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or outside the State of Delaware in a place which the Board shall determine.

     Section 8.2. Reliance on Books and Records. In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

          (a) One or more directors, officers, or employees of the Corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.

          (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence.

          (c) A committee of the board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence. A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

                                   ARTICLE IX

                                 INDEMNIFICATION

     Section 9.1. Non-Derivative Actions. Subject to all of the other provisions of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 9.2. Derivative Actions. Subject to all of the provisions of this
Article IX, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the Corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

     Section 9.3. Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 or 9.2 of these Bylaws, or in defense of any claim, issue or


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

matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 9.3.

     Section 9.4. Definition. For the purposes of Sections 9.1 and 9.2 of these Bylaws, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and, a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in Sections 9.1 and 9.2 of these Bylaws.

     Section 9.5. Contract Right; Limitation on Indemnity. The right to indemnification conferred in this Article IX shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in such person's capacity as a director or officer. Except as provided in Section 9.3 of these Bylaws, the Corporation shall have no obligations under this Article IX to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

     Section 9.6. Determination That Indemnification is Proper. Any indemnification under Sections 9.1 or 9.2 of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 9.1 or 9.2 of these Bylaws, whichever is applicable, and upon an evaluation of the reasonableness of expenses and amount paid in settlement. Such determination and evaluation shall be made in any of the following ways:

          (a) By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding.

          (b) If the quorum described in clause (a) above is not obtainable, then by a majority vote of a committee of directors duly designated by the Board of Directors and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding.

          (c) By independent legal counsel in a written opinion which counsel shall be selected in one of the following ways: (i) by the board or its committee in the manner prescribed in subparagraph (a) or (b); or (ii) if a quorum of the board


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

     cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), by the board.

          (d) By the shareholders, but shares held by directors or officers who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

     Section 9.7. Proportionate Indemnity. If a person is entitled to indemnification under Sections 9.1 or 9.2 of these Bylaws for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     Section 9.8. Expense Advance. The Corporation may pay or reimburse the reasonable expenses incurred by a person referred to in Sections 9.1 or 9.2 of these Bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply: (a) the person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 9.1 or 9.2 of these Bylaws; (b) the person furnishes the Corporation a written undertaking executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; (c) the authorization of payment is made in the manner specified in Section 9.6; and (d) a determination is made that the facts then known to those making the determination would not preclude indemnification under Sections 9.1 or 9.2 of these Bylaws. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

     Section 9.9. Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article IX is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

     Section 9.10. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     Section 9.11. Former Directors and Officers. The indemnification provided in this Article XI continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 9.12. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against such liability under these Bylaws or the laws of the State of Delaware.

     Section 9.13. Changes in Delaware Law. In the event of any change of the Delaware statutory provisions applicable to the Corporation relating to the subject matter of this Article IX, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the Corporation to provide broader indemnification rights than such provisions permitted the Corporation to provide prior to any such change. Subject to Section 9.14 of these Bylaws, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

     Section 9.14. Amendment or Repeal of Article IX. No amendment or repeal of this Article IX shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                                    ARTICLE X

                                   AMENDMENTS

     Section 10.1. Amendments. Except as otherwise provided by the certificate of incorporation, these Bylaws may be altered, amended or replaced or new Bylaws may be adopted (i) by the shareholders at any regular meetings of the shareholders, (ii) by the Board of Directors at any regular meeting of the Board of Directors, or (iii) at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.


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